Exhibit 99.1

MarineMax Reports Fiscal 2025 Second Quarter Results

~ Record Second Quarter Revenue of $631.5 Million, Up 8.3% Year Over Year, Driven Primarily by Higher Boat Sales ~

~ Second Quarter Net Income of $3.3 Million; Adjusted Net Income1 of $5.4 Million ~

~ Second Quarter Adjusted EBITDA Increased to $30.9 Million ~

~ Second Quarter Gross Margin of 30.0%; YTD Gross Margin of 32.7% ~

~ Second Quarter Same-Store Sales Increase of 11% ~

~ Company Updates Fiscal 2025 Guidance ~

~ Earnings Conference Call at 10:00 a.m. ET Today ~

OLDSMAR, Florida, April 24, 2025 – MarineMax, Inc. (NYSE: HZO) (“MarineMax” or the “Company”), the world’s largest recreational boat and yacht retailer, marina operator and superyacht services company, today announced results for its fiscal 2025 second quarter ended March 31, 2025.

Fiscal 2025 Second Quarter Summary:

•
Record second quarter revenue of $631.5 million
•
Same-store sales increase of 11%
•
Gross profit margin of 30.0%
•
Net income of $3.3 million, or $0.14 per diluted share; Adjusted diluted EPS1 of $0.23
•
Adjusted EBITDA1 of $30.9 million

CEO & President Commentary

Brett McGill, Chief Executive Officer and President of MarineMax, stated, “Despite facing a weak retail market and an uncertain macroeconomic climate, we delivered a strong second-quarter performance. Our 11% same-store sales growth highlights the exceptional execution by our team. This growth was supported by the ongoing joint promotional initiatives with our industry-leading manufacturing partners. While challenging conditions are exerting significant retail margin pressure across the recreational marine industry, our year-to-date gross margin of 32.7% is a testament to the strength of our strategic diversification. By expanding into high-value segments such as marinas, superyacht services, and finance and insurance, together with our premium brand focus, we have built a more resilient business model that continues to deliver strong performance.

“During the second quarter we expanded our marina portfolio with the acquisition of Shelter Bay Marine, a marina and storage facility in Marathon, Florida,” McGill said. “This strategic addition enhances our ability to serve boaters in the Florida Keys by offering our expanded selection of premium boats, a full-service marina and diverse storage options.

“Prudent expense management has been a priority for us in this uncertain environment and will remain a focus in the quarters ahead,” McGill said. “The second quarter shows the success of this focus. Despite a significant increase in revenue, our adjusted SG&A expenses are down, reflecting our efforts to enhance operating efficiency across the organization. At the same time, we are unwavering in our commitment to providing exceptional service to our customers, as evidenced by our continued improving net promotor scores. In a cyclical business, maintaining a strong balance sheet is crucial for enhancing flexibility,

1 This is a non-GAAP measure. See below for an explanation and quantitative reconciliation of each non-GAAP financial measure.

seizing opportunities, and navigating uncertainties effectively. We ended the quarter with more than $200 million in cash and cash equivalents, and continue to reduce our long-term debt. Additionally, we have significant financing capacity through largely unused lines of credit. By rigorously managing cash flow, reducing debt, and preserving financial flexibility, we are strategically positioning the Company to capitalize on organic and inorganic growth opportunities.”

Fiscal 2025 Second Quarter Results

Revenue for the fiscal 2025 second quarter increased 8.3% to $631.5 million, a new record, from $582.9 million in the comparable period last year. The top-line growth was primarily driven by an increase in boat sales. On a comparable same-store basis, revenue increased 11%, reflecting additional contributions from products and services, including finance and insurance, the Superyachts Division, manufacturing and marinas.

Gross profit for the fiscal 2025 second quarter decreased 0.5% to $189.5 million from $190.4 million in the prior-year period. Gross profit margin of 30.0% decreased 270 basis points from 32.7% in the comparable period last year, primarily due to lower boat margins due to the challenging retail environment. The decrease in margin in the fiscal 2025 second quarter also reflected a higher proportion of boat sales during the period.

Selling, general, and administrative (SG&A) expenses for the fiscal 2025 second quarter totaled $166.8 million, or 26.4% of revenue, compared with SG&A expenses of $169.0 million, or 29.0% of revenue, for the comparable period last year. Excluding transaction costs, changes in contingent consideration, weather events and other non-recurring items in the 2025 period, Adjusted SG&A2 expenses in the second quarter of fiscal 2025 decreased $1.7 million, or 1.0%, to $163.8 million, or 25.9% of revenue, from Adjusted SG&A expenses of $165.5 million, or 28.4% of revenue, for the same period in fiscal 2024. This result reflected the implementation of the Company’s cost-cutting initiatives in fiscal 2025.

Interest expense for the fiscal 2025 second quarter was $18.2 million, or 2.9% of revenue, compared with $19.4 million, or 3.3% of revenue, in the prior-year period. The 6.2% decrease reflected lower interest rates compared with the second quarter of fiscal 2024.

Net income was $3.3 million, or $0.14 per diluted share, for the fiscal 2025 second quarter, compared with net income of $1.6 million, or $0.07 per diluted share, in the same period last year. Adjusted net income1 for the fiscal 2025 second quarter was $5.4 million, or $0.23 per diluted share, compared with Adjusted net income of $4.1 million, or $0.18 per diluted share, in the prior-year period. Adjusted EBITDA1 for the quarter ended March 31, 2025, increased to $30.9 million, compared with Adjusted EBITDA of $29.6 million for the comparable period last year.

2 This is a non-GAAP measure. Adjusted SG&A expenses represent SG&A expenses adjusted for transaction and other costs, intangible amortization, change in fair value of contingent consideration, weather expenses and recoveries, and restructuring expense. See below in the Adjusted diluted EPS table for the excluded amounts for both periods.

Fiscal 2025 Guidance

Given the increased uncertainty stemming from the recently implemented tariffs, and related evolving business conditions including shifts in retail trends, MarineMax expects fiscal year 2025 Adjusted net income1,3 in the range of $1.40 to $2.40 per diluted share, compared with a prior range of $1.80 to $2.80 per diluted share, and fiscal year 2025 Adjusted EBITDA1,3 in the range of $140 million to $170 million, compared with a prior range of $150 million to $180 million. These expectations do not consider or give effect for, among other things, material acquisitions that may be completed by the Company during fiscal 2025 or other unforeseen events, including changes in global economic conditions.

“As we move through April, we continue to see strong consumer interest in the boating lifestyle,” McGill said. “Web traffic and online engagement with our products remain high. However, despite this ongoing interest, the level of actual new sales seems to have slowed since the start of April. This suggests growing concern among consumers about the actual effects to the economy from the tariffs. In response, we have made the prudent decision to lower our fiscal 2025 guidance. We remain confident that as conditions improve, the strong underlying interest in our products will lead to higher demand and growth.”

Conference Call Information

MarineMax will discuss its fiscal 2025 second quarter financial results on a conference call starting at 10:00 a.m. ET today. The conference call can be accessed via the “Investors” section of the Company's website: www.marinemax.com, or by dialing 877-407-0789 (U.S. and Canada) or 201-689-8562 (International). An online replay will be available within one hour of the conclusion of the call and will be archived on the website for one year.

About MarineMax

As the world’s largest recreational boat and yacht retailer, marina operator and superyacht services company, MarineMax (NYSE: HZO) is United by Water. We have over 120 locations worldwide, including over 70 dealerships and 65 marina and storage facilities. Our integrated business includes IGY Marinas, which operates luxury marinas in yachting and sport fishing destinations around the world; Fraser Yachts Group and Northrop & Johnson, leading superyacht brokerage and luxury yacht services companies; Cruisers Yachts, one of the world’s premier manufacturers of premium sport yachts, motor yachts, and Aviara luxury dayboats; and Intrepid Powerboats, a premier manufacturer of powerboats. To enhance and simplify the customer experience, we provide financing and insurance services as well as leading digital technology products that connect boaters to a network of preferred marinas, dealers, and marine professionals through Boatyard and Boatzon. In addition, we operate MarineMax Vacations in Tortola, British Virgin Islands, which offers our charter vacation guests the luxury boating adventures of a lifetime. Land comprises 29% of the earth’s surface. We’re focused on the other 71%. Learn more at www.marinemax.com.

Forward Looking Statement

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include the resiliency of our business model, our expense management, our ability to enhance flexibility, seize opportunities, and navigate uncertainties, our strategic positioning to capitalize on organic and inorganic growth opportunities, and the Company’s fiscal 2025 Adjusted net income and Adjusted EBITDA guidance. These statements are based on current expectations, forecasts, risks, uncertainties, and assumptions that may cause actual results to differ materially from expectations as of the date of this release. These risks, assumptions, and uncertainties include the return to normal operations of the Company’s locations, tariff actions by the United States and other countries as well as the impact of such actions on the demand for, and the pricing of, the

3 See “Non-GAAP Financial Measures” below for a discussion of why reconciliations of forward-looking Adjusted net income and Adjusted EBITDA are not available without unreasonable effort.

Company’s products, the timing of and potential outcome of the Company’s long-term improvement plan, the estimated impact resulting from the Company’s cost-reduction initiatives, the Company’s abilities to reduce inventory, manage expenses and accomplish its goals and strategies, the quality of the new product offerings from the Company’s manufacturing partners, the performance and integration of the recently acquired businesses, general economic conditions, as well as those within the Company's industry, the liquidity and strength of our bank group partners, the level of consumer spending, and numerous other factors identified in the Company’s Form 10-K for the fiscal year ended September 30, 2024 and other filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Mike McLamb

Chief Financial Officer

MarineMax, Inc.

727-531-1700

Scott Solomon

Sharon Merrill Advisors

857-383-2409

HZO@investorrelations.com

MarineMax, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Revenue	$631,515	$582,892	$1,099,976	$1,110,166
Cost of sales	442,004	392,471	740,811	744,264
Gross profit	189,511	190,421	359,165	365,902

Selling, general, and administrative expenses	166,770	169,020	297,452	325,502
Income from operations	22,741	21,401	61,713	40,400

Interest expense	18,179	19,374	36,924	37,739
Income before income tax provision	4,562	2,027	24,789	2,661

Income tax provision	1,400	578	3,503	367
Net income	3,162	1,449	21,286	2,294

Less: Net loss attributable to non-controlling interests	(138)	(138)	(80)	(223)
Net income attributable to MarineMax, Inc.	$3,300	$1,587	$21,366	$2,517

Basic net income per common share	$0.15	$0.07	$0.94	$0.11

Diluted net income per common share	$0.14	$0.07	$0.91	$0.11

Weighted average number of common shares used in computing net income per common share:

Basic	22,616,518	22,299,599	22,616,069	22,247,587
Diluted	23,324,347	22,999,229	23,354,856	22,903,840

MarineMax, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	March 31,	September 30,	March 31,
	2025	2024	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$203,507	$224,326	$216,684
Accounts receivable, net	119,488	106,409	121,639
Inventories	973,410	906,641	932,607
Prepaid expenses and other current assets	27,219	35,835	21,996
Total current assets	1,323,624	1,273,211	1,292,926
Property and equipment, net	546,958	532,766	536,175
Operating lease right-of-use assets, net	140,230	136,599	140,882
Goodwill	591,101	592,293	590,344
Other intangible assets, net	37,592	37,458	39,174
Other long-term assets	33,596	32,741	31,488
Total assets	$2,673,101	$2,605,068	$2,630,989
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$44,567	$54,481	$61,339
Contract liabilities (customer deposits)	56,936	64,845	79,095
Accrued expenses	172,156	197,295	124,332
Short-term borrowings	821,701	708,994	736,717
Current maturities on long-term debt	33,766	33,766	33,766
Current operating lease liabilities	10,196	9,762	10,359
Total current liabilities	1,139,322	1,069,143	1,045,608
Long-term debt, net of current maturities	339,054	355,906	372,624
Noncurrent operating lease liabilities	128,872	124,525	126,224
Deferred tax liabilities, net	55,372	60,317	58,156
Other long-term liabilities	7,102	8,928	87,919
Total liabilities	1,669,722	1,618,819	1,690,531
SHAREHOLDERS' EQUITY:
Preferred stock	—	—	—
Common stock	30	30	29
Additional paid-in capital	355,459	343,911	334,939
Accumulated other comprehensive income	1,803	4,636	2,531
Retained earnings	799,385	778,015	742,466
Treasury stock	(163,228)	(150,797)	(148,656)
Total shareholders’ equity attributable to MarineMax, Inc.	993,449	975,795	931,309
Non-controlling interests	9,930	10,454	9,149
Total shareholders’ equity	1,003,379	986,249	940,458
Total liabilities and shareholders’ equity	$2,673,101	$2,605,068	$2,630,989

MarineMax, Inc. and Subsidiaries

Segment Financial Information

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Revenue:
Retail Operations	$626,340	$579,177	$1,094,689	$1,103,262
Product Manufacturing	35,503	40,182	73,441	86,310
Elimination of intersegment revenue	(30,328)	(36,467)	(68,154)	(79,406)
Revenue	$631,515	$582,892	$1,099,976	$1,110,166
Income from operations:
Retail Operations	$20,941	$20,665	$62,191	$35,470
Product Manufacturing	(3,429)	(914)	(3,206)	3,056
Intersegment adjustments	5,229	1,650	2,728	1,874
Income from operations	$22,741	$21,401	$61,713	$40,400

MarineMax, Inc. and Subsidiaries

Supplemental Financial Information

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Net income attributable to MarineMax, Inc.	$3,300	$1,587	$21,366	$2,517
Transaction and other costs (1)	602	119	823	3,225
Intangible amortization (2)	1,428	1,429	2,856	3,163
Change in fair value of contingent consideration (3)	106	949	(25,712)	1,167
Weather expenses	553	987	5,521	698
Restructuring expense (4)	273	—	776	—
Tax adjustments for items noted above (5)	(909)	(993)	2,219	(1,139)
Adjusted net income attributable to MarineMax, Inc.	$5,353	$4,078	$7,849	$9,631

Diluted net income per common share	$0.14	$0.07	$0.91	$0.11
Transaction and other costs (1)	0.03	0.01	0.04	0.14
Intangible amortization (2)	0.06	0.06	0.12	0.14
Change in fair value of contingent consideration (3)	0.01	0.04	(1.10)	0.05
Weather expenses	0.02	0.04	0.24	0.03
Restructuring expense (4)	0.01	—	0.03	—
Tax adjustments for items noted above (5)	(0.04)	(0.04)	0.10	(0.05)
Adjusted diluted net income per common share	$0.23	$0.18	$0.34	$0.42

(1) Transaction and other costs relate to acquisition transaction, integration, and other costs in the period.

(2) Represents amortization expense for acquisition-related intangible assets.

(3) Represents (gains) expenses to record contingent consideration liabilities at fair value.

(4) Represents expenses incurred as a result of restructuring and store closings.

(5) Adjustments for taxes for items are calculated based on the effective tax rate for each respective period presented.

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Net income attributable to MarineMax, Inc.	$3,300	$1,587	$21,366	$2,517
Interest expense (excluding floor plan)	7,155	7,522	15,556	15,278
Income tax provision	1,400	578	3,503	367
Depreciation and amortization	12,251	10,965	23,849	21,897
Stock-based compensation expense	5,321	5,984	10,794	11,402
Transaction and other costs	602	119	823	3,225
Restructuring expense	273	—	776	—
Change in fair value of contingent consideration	106	949	(25,712)	1,167
Weather expenses	553	987	5,521	698
Foreign currency	(43)	908	499	(308)
Adjusted EBITDA	$30,918	$29,599	$56,975	$56,243

Non-GAAP Financial Measures

This press release, along with the above Supplemental Financial Information table, contains “Adjusted net income,” “Adjusted diluted EPS,” “Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization,” (“Adjusted EBITDA”) and “Adjusted SG&A,” which are non-GAAP financial measures as defined under applicable securities legislation. In determining these measures, the Company excludes certain items which are otherwise included in determining the comparable GAAP financial measures. The Company believes these non-GAAP financial measures are key performance indicators that improve the period-to-period comparability of the Company’s results and provide investors with more insight into, and an additional tool to understand and assess, the performance of the Company's ongoing core business operations. Investors and other readers are encouraged to review the related GAAP financial measures and the above reconciliation and should consider these non-GAAP financial measures as a supplement to, and not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

In addition, we have not reconciled our fiscal year 2025 Adjusted net income and Adjusted EBITDA guidance to net income (the corresponding GAAP measure for each), which is not accessible on a forward-looking basis due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to acquisition contingent consideration, acquisition costs, and other costs. Acquisition contingent consideration and transaction costs, which are likely to be significant to the calculation of net income, are affected by the integration and post-acquisition performance of our acquirees, which is difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted net income and Adjusted EBITDA are not available without unreasonable effort.